Exhibit 10.2

WARREN RESOURCES, INC.

1114 Avenue of the Americas

New York, NY 10036

STOCK OPTION GRANT

, 2012

Dear         :

Re:                        Grant of Stock Option

Reference is made to the 2010 Stock Incentive Plan (the “Plan”) of Warren Resources, Inc., a Maryland corporation (the “Corporation”), which has been adopted by the Corporation’s board of directors and shareholders in order to advance the interests of the Corporation’s stockholders by enhancing the ability of the Corporation to attract, retain and motivate persons who make (or are expected to make) important contributions to the Corporation by providing such persons with equity ownership opportunities and performance-based incentives, thereby better aligning the interests of such persons with those of the Corporation’s stockholders. The terms of the Plan shall be deemed a part of this letter agreement as if fully set forth herein.  A copy will be provided to you with this letter agreement or, if a copy is not so provided, upon your request.  Unless the context otherwise requires, all terms defined in the Plan shall have the same meaning when used herein.

1.                                      The Grant

The Corporation hereby grants to you (“Holder”), as a matter of separate inducement and not in lieu of any salary or other compensation for your services, the right and option to purchase (the “Option”), in accordance with the terms and conditions set forth in the Plan, an aggregate of                     (            ) shares of Common Stock of the Corporation (the “Option Shares”) at a price of $         per share (the “Exercise Price”), subject to the limitations set forth herein and in the Plan.  The Option is not intended to be an incentive stock option within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2.                                      Exercise

Subject to the provisions and limitations contained herein and of the relevant provisions of the Plan and until the termination of the Option as provided for herein, you may exercise the Option, on a cumulative basis, as follows:

(a)                      One-third (1/3rd) of the total number of Option Shares may be purchased by you on             , 2013;

(b)                      One-third (1/3rd) of the total number of Option Shares may be purchased by you on           , 2014; and

(c)                       One-third (1/3rd) of the total number of Option Shares may be purchased by you on           , 2015.

If the Option is not exercised for the total number of Option Shares available for purchase during such period, the Option shall not thereby terminate as to such unexercised portion, but shall be cumulative.  In no event shall your exercise the Option for a fraction of a share. The unexercised portion of the Option, if any, will automatically and without notice terminate and become null and void on               , 2017at 5:00 pm (Eastern Time).

Subject to applicable exercise restrictions set forth in Section 6(d) of the Plan, this Option may be exercised, in whole or in part, by giving written notice of exercise to the Corporation substantially in the form set forth on Schedule A, specifying the number of shares to be purchased. The notice shall be accompanied by payment in full of the Exercise Price. The Exercise Price may be paid by any of the following methods, subject to the restrictions set forth in the Plan:

(i) in cash, by certified or cashier’s check, by money order or by personal check (if approved by the Corporation) of an amount equal to the aggregate Exercise Price of the shares of Common Stock to which such exercise relates; or

(ii) by delivery of shares of Common Stock already owned by the Holder and held by the Holder for a minimum of six months, which shares, including any cash tendered therewith, have an aggregate Fair Market Value equal to the aggregate Exercise Price of the shares of Common Stock to which such exercise relates; or

(iii) by delivery by the Holder of a properly executed notice, together with a copy of the Holder’s irrevocable instruction to a broker-dealer acceptable to the Corporation to deliver promptly to the Corporation the amount of sale or loan proceeds sufficient to pay such exercise price. In connection therewith, the Corporation may enter into agreements for coordinated procedures with one or more securities brokerage firms.

Under no circumstance shall the allocation of Option Fair Market Value described above be deemed a loan to the Holder by the Corporation.

3.                                      Transferability

The Option is not transferable, either in whole or in part, by you otherwise than by will or the laws of descent and distribution and is exercisable, during your lifetime, only by you. Except as set forth in the preceding sentence, the Option may not be assigned, transferred, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar proceeding.  Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof or of the Plan, and the levy of any attachment or similar proceeding upon the Option, shall be null and void and without effect.

4.                                      Registration

Unless there is in effect a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the issuance of the Option Shares (and, if required, there is available for delivery a prospectus meeting the requirements of section (10)(a)(3) of the Securities Act), you will, upon the exercise of the Option (a) represent and warrant to the Corporation and agree, in each case, in writing that (i) the Option Shares then being purchased by you pursuant to the Option are being acquired for your own account, for investment only and not with a view to the resale or distribution thereof, and (ii) that any subsequent offer for sale or sale of any such Option Shares shall be made either pursuant to (x) a registration statement on an appropriate form under the Securities Act, which registration statement shall have become effective and shall be current with respect to the Option Shares being offered and sold, or (y) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption, you shall, prior to any offer for sale or sale of such Option Shares, obtain a favorable written opinion from counsel for or approved by the Corporation as to the availability of such exemption and (b) agree that the certificates evidencing such Option Shares shall bear a legend to the effect of the foregoing.

5.                                      Withholding Taxes

By your acceptance hereof, you hereby (i) agree to reimburse the Corporation or any subsidiary corporation or parent corporation of the Corporation by which you are employed for any federal, state or local taxes required by any government to be withheld or otherwise deducted by such corporation in respect of your exercise of the Option, (ii) authorize the Corporation or any subsidiary corporation or parent corporation of the Corporation by which you are employed to withhold from any cash compensation paid to you or in your behalf, an amount sufficient to discharge any federal, state and local taxes imposed on the Corporation, or the subsidiary corporation or parent corporation of the Corporation by which you are employed, and which otherwise has not been reimbursed by you, in respect of your exercise of the Option and (iii) agree that the corporation by which you are employed, may, in its discretion, hold the stock certificate to which you are entitled upon exercise of the Option, as security for the payment of the aforementioned withholding tax liability, until cash sufficient to pay that liability has been accumulated, and may, in its discretion, effect such withholding by retaining Option Shares issuable upon the exercise of the Option having a fair market value on the date of exercise (as determined under Section 13 of the Plan) which is equal to the amount to be withheld.

6.                                      Grant Subject to Plan; Conflict

This grant is subject to all the terms, conditions, limitations and restrictions contained in the Plan.  In the event of any conflict or inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall be controlling.

7.                                      Section 409A.

Notwithstanding any other provision of the Plan, this Agreement or the Grant Notice, the Plan, this Agreement and the Grant Notice shall be interpreted in accordance with the requirements of Section 409A of the Code. The Administrator may, in its discretion, adopt such amendments to the Plan, this Agreement or the Grant Notice or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate to comply with the requirements of Section 409A of the Code.

8.                                      Miscellaneous

(a)                                 This grant is not a contract of employment and the terms of your employment shall not be affected hereby or by any agreement referred to herein except to the extent specifically so provided herein or therein.  Nothing herein shall be construed to impose any obligation on the Corporation, the Subsidiary or on any other subsidiary corporation or parent corporation thereof to continue your employment, and it shall not impose any obligation on your part to remain in the employ of the Subsidiary or of any subsidiary corporation or parent corporation thereof.

(b)                                 You agree to notify the Corporation immediately upon any “disqualifying disposition” (as defined in section 421(b) of the Code) made by you of Option Shares purchased hereunder.

(c)                                  You or your permitted transferees under Section 4 hereof shall have the right to act as stockholders of the Corporation only with respect to Option Shares the Exercise Price for which has been paid in full to the Corporation.

(d)                                 You hereby represent that you have received a copy of the Plan and that you have had ample opportunity to review the Plan and ask questions with respect thereto.

Please indicate your acceptance of all the terms and conditions of the Option and the Plan by signing and returning a copy of this letter to the Corporate Secretary of the Corporation.

Very truly yours,

WARREN RESOURCES, INC.

By
Name:
Title:

AGREED TO AND ACCEPTED:

HOLDER:

Name:

SCHEDULE A

[FORM OF EXERCISE]

[Date of Exercise]

Warren Resources, Inc.

1114 Avenue of the Americas

34th Floor

New York, NY 10036

Attention:

Re:                       2010 Equity Incentive Plan

Dear Sir:

I am the holder of a Nonqualified Stock Option granted to me under the above-referenced Plan by Warren Resources, Inc. (the “Corporation”) on           , 2012 to purchase shares of the common stock of the Corporation (the “Shares”).  I hereby exercise such option with respect to            Shares, the total purchase price for which is $                , and I enclose check payable to the order of the Corporation in the amount of $                ] , representing the total purchase price for the Shares.  The certificate or certificates representing the Shares should be registered in my name and should be [delivered to me] [forwarded to me at the address indicated below].

I hereby authorize the Corporation or any subsidiary or parent corporation by which I am employed to withhold from any cash compensation paid to me, or in my behalf, an amount sufficient to discharge any federal, state and local wage withholding taxes imposed on the Corporation, or the subsidiary or parent corporation by which I am employed, in respect of my exercise of the option or my disposition of any Shares acquired pursuant thereto.  I agree that the corporation by which I am employed, may, in its discretion, hold the stock certificate to which I am entitled upon exercise of such option, as security for the payment of the aforementioned withholding tax liability, until cash sufficient to pay that liability has been accumulated.

I hereby confirm that such Shares remain fully subject to the terms of the Plan including, without limitation, those relating to share transfer restrictions.

Please acknowledge receipt of the exercise of my stock option on the attached copy of this letter.

Very truly yours,

Signature

Please Print Name

Address

RECEIPT ACKNOWLEDGED:

WARREN RESOURCES, INC.

By
Name:
Title: